UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol	on which registered
Common Stock, $0.0001 par value	SNSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on November 29, 2020, Sunesis Pharmaceuticals, Inc., a Delaware corporation (“Sunesis”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Viracta Therapeutics, Inc., a Delaware corporation (“Viracta”), and Sol Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Sunesis (“Merger Sub”), pursuant to which Merger Sub will merge with and into Viracta, with Viracta surviving as a wholly owned subsidiary of Sunesis (the “Merger”).

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the proxy statement/prospectus/information statement (the “proxy statement/prospectus/information statement”) (1) included in the Registration Statement on Amendment No. 1 to Form S-4, File No. 333-251567 (the “Registration Statement”), filed by Sunesis with the Securities and Exchange Commission (the “SEC”) on January 13, 2021 and declared effective by the SEC on January 14, 2021, (2) filed by Sunesis with the SEC as a prospectus on January 14, 2021, and (3) mailed to Sunesis’s stockholders commencing on or about January 15, 2021. The information contained in this Form 8-K is incorporated by reference into the proxy statement/prospectus/information statement. Terms used in this Form 8-K, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement/prospectus/information statement.

Following the announcement of the Merger Agreement and as of the date of this Form 8-K, eight lawsuits have been filed by alleged stockholders of Sunesis challenging the Merger.

Sunesis, Viracta, and the other named defendants deny that they have violated any laws or breached any duties to stockholders of Sunesis or Viracta and believe that these lawsuits are without merit and that no supplemental disclosure is required to the proxy statement/prospectus/information statement under any applicable law, rule or regulation. Nevertheless, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger that could result from further litigation, Sunesis is providing the supplemental disclosures set forth in this Form 8-K. The supplemental information contained in this Form 8-K should be read in conjunction with the proxy statement/prospectus/information statement, which Sunesis urges you to read in its entirety. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Form 8-K differs from, or updates information contained in, the proxy statement/prospectus/information statement, the information in this Form 8-K shall supersede or supplement the information in the proxy statement/prospectus/information statement. The information contained in this supplement speaks only as of February 11, 2021, unless the information specifically indicates that another date applies. Except as otherwise described in this Form 8-K or the documents referred to, contained in or incorporated by reference in this Form 8-K, the proxy statement/prospectus/information statement, the annexes to the proxy statement/prospectus/information statement and the documents referred to, contained in or incorporated by reference in the proxy statement/prospectus/information statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Sunesis virtual special meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Sunesis stockholders may have previously received or delivered. No action is required by any Sunesis stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

All page references are to pages in the proxy statement/prospectus/information statement, and terms used below, unless otherwise defined, have the meanings set forth in the proxy statement/prospectus/information statement.

1.The following disclosure replaces the paragraphs under “Litigation Relating to the Merger” on page 23 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

On January 8, 2021, a lawsuit was filed by a purported stockholder of Sunesis in connection with the proposed merger between Sunesis and Viracta. The lawsuit was brought as a putative class action and captioned James Mooney v. Sunesis Pharmaceuticals, Inc., et al., No. 3:21-cv-00182 (N.D. Ca.) ~~(the “Complaint”)~~. The Mooney ~~C~~complaint names as defendants Sunesis, Merger Sub, Viracta and the members of the Sunesis board. The Mooney ~~C~~complaint alleges claims for breaches of fiduciary duty against the members of the Sunesis board, aiding and abetting breaches of fiduciary duty against Sunesis, Viracta and Merger Sub, violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the members of the Sunesis board. The plaintiff contends that the proposed merger between Sunesis and Viracta is unfair and undervalues Sunesis, and that the registration statement on Form S-4 filed on December 22, 2020 omitted or misrepresented material information regarding the proposed merger between Sunesis and Viracta, rendering the registration statement false and misleading. The Mooney

~~C~~complaint seeks injunctive relief, declaratory relief, rescission or rescissory damages, and an award of plaintiffs’ costs, including attorneys’ fees and expenses.

Additional complaints were filed against Sunesis and the Sunesis board on January 14, 15, 16, 19, 21, and 29, 2021, and against Viracta and the Merger Sub on January 16, 2021. The defendants believe the ~~C~~complaints ~~is~~ are without merit and intend to vigorously defend against them ~~it~~. Additional lawsuits may be filed against Sunesis, Merger Sub, Viracta, and/or the Sunesis directors in connection with the merger and the S-4, or the complaints described above may be amended. For additional information about the complaints, see page 158 in the section entitled “Litigation Relating to the Merger.”

2.The following disclosure replaces the first full paragraph and following paragraph on page 34 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

On January 8, 2021, a lawsuit was filed by a purported stockholder of Sunesis in connection with the proposed Merger between Sunesis and Viracta. The lawsuit was brought as a putative class action and captioned James Mooney v. Sunesis Pharmaceuticals, Inc., et al., No. 3:21-cv-00182 (N.D. Ca.) ~~(the “Complaint”)~~. The ~~C~~complaint names as defendants Sunesis, Merger Sub, Viracta and the members of the Sunesis board. For additional information about the complaints, see page 158 in the section entitled “Litigation Relating to the Merger.”

Additional complaints were filed against Sunesis and the Sunesis board on January 14, 15, 16, 19, 21, and 29, 2021, and against Viracta and the Merger Sub on January 16, 2021. The ~~C~~complaints seek~~s~~ injunctive relief, declaratory relief, rescission or rescissory damages, and an award of plaintiffs’ costs, including attorneys’ fees and expenses. Sunesis and Viracta, as well as the other defendants, believe that the ~~C~~complaints ~~is~~  are without merit and intend to vigorously defend against them ~~it~~ and any similar lawsuits that may be filed. Sunesis and Viracta cannot predict the outcome of, or estimate the possible loss or range of loss from, these matters. It is possible that additional, similar lawsuits may be filed, or the ~~C~~complaints described above will be amended. If this occurs, Sunesis and Viracta do not intend to announce the filing of each additional similar complaint unless it contains allegations that are substantially distinct from those described above.

3.The following disclosure replaces the sixth full paragraph on page 129 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

Over the course of the strategic review activities from July 7, 2020 through September 5, 2020, Sunesis, with the assistance of MTS Health Partners, contacted, or had discussions with, sixteen companies regarding a potential ~~a~~ merger or acquisition, executed confidential disclosure agreements (“CDAs”) with ten companies, and received from, or provided to, six companies preliminary proposals. None of the CDAs included a standstill provision or a “don’t ask, don’t waive” clause.

4.The following disclosure replaces the first paragraph on page 132 of the proxy statement/prospectus/information statement. The modified text is underlined below:

On October 7, 2020, at a special telephonic meeting, the Sunesis Board met in consultation with Sunesis management and representatives of Cooley and MTS Health Partners to discuss the status of discussions with Party E and Viracta, as well as to provide an update on the status of any ongoing diligence on Party A, Party B and Party C. In consideration of the large potential upside of Party E’s platform, the transaction terms included in the October 5, 2020 Term Sheet, as well as the high probability of Party E closing a financing transaction in the near term, the Sunesis Board decided to enter exclusive discussions with Party E to pursue a potential merger transaction. The Sunesis Board also discussed the Viracta proposal but determined that the negotiations with Viracta were at an early stage and presented a lower probability of closing a transaction. The Sunesis Board therefore elected not to proceed with discussions with Viracta. Following the Sunesis Board’s resolution to enter into exclusivity with Party E, the Sunesis management informed Viracta of the Sunesis Board’s decision and halted all ongoing due diligence. The Sunesis Board also discussed, in the event of a reverse merger transaction, which member(s) of the Sunesis Board would remain on the board following the closing of the transaction. The Sunesis Board did not at this time conclude which director(s) or how many would remain on the board following the closing of such a transaction and continued to consider this question throughout the process.

5.The following disclosure is inserted after the first full paragraph on page 134 of the proxy statement/prospectus/information statement:

Following the filing of the initial Registration Statement on December 22, 2020, the Sunesis Board determined that Dr. Onetto would remain on the combined company's board of directors. This determination was based on her clinical expertise and experience, which the Sunesis Board believed would complement the Viracta board designees following the Closing.

6.The following disclosure replaces the first full paragraph on page 143 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

As noted above, at the direction of Sunesis, MTS assumed that the only material assets of Sunesis were its cash and any proceeds of monetization of the Day One Agreement and the Equity Stake, that no other assets of Sunesis have any material value and that Sunesis does not currently, and does not intend in the future to, conduct any activity that may result in the generation of revenue other than the receipt of royalties and/or proceeds from the Day One Agreement. Sunesis management made this determination based on a number of factors, including: (i) risks associated with SNS-510 and vecabrutinib becoming commercially viable programs due to preclinical and clinical data produced to date, (ii) the competitive landscape among BTK inhibitors and the inherent technical risks of early stage programs, (iii) the substantial amounts of financing that would be required to continue Sunesis's operations and the development of its SNS-510 PDK1 inhibitor program if Sunesis were to remain an independent company, and (iv) that financing  ongoing operations through a variety of potential transaction structures would be challenging in the current environment. Sunesis therefore instructed MTS to assign meaningful value only to Sunesis Net Cash, the Day One Agreement and the Equity Stake, and Sunesis’s management provided projections for a valuation of a potential monetization of the Day One Agreement as well as an estimated monetization value of the Equity Stake. ~~In connection therewith~~ Additionally, MTS was advised by Sunesis that the Day One Agreement and the Equity Stake alone are not sufficient to support Sunesis as a standalone entity going forward, and based on such direction from Sunesis and with the consent of the Sunesis Board, MTS analyzed the relevant intrinsic valuation of Sunesis solely using a liquidation analysis, which includes the monetization of the foregoing assets to estimate a sum-of-the-parts value in a potential liquidation. Correspondingly, MTS~~,~~ reviewed and relied upon the Sunesis Projections for purposes of a liquidation analysis to value Sunesis.

7.The following disclosure replaces the second full paragraph on page 144 of the proxy statement/prospectus/information. The modified text is underlined or omitted as strikethrough text below:

MTS calculated the present value of the cash flows to be generated by Viracta during the period beginning on March 31, 2021 and ending on December 31, 2040 based on the Go-Forward Projections prepared by Sunesis’s management. At the direction of Sunesis, MTS conducted certain sensitivity analyses in connection with this discounted cash flow analysis using ranges of: (i) revenue achievement of 75% to 125%~~, as provided by Sunesis’s management~~; (ii) cumulative regulatory probability of success in lymphoma with respect to Viracta’s lead asset (“Lymphoma Cumulative Probability of Success”) of 20% to 40%~~, as provided by Sunesis’s management~~; and (iii) peak penetration of the addressable U.S. lymphoma market (“U.S. Lymphoma Peak Penetration”) equal to 25% to 45%~~, as provided by Sunesis’s management~~; as discounted back to March 31, 2021 based upon a weighted average cost of capital of 11% to 13%, reflecting estimates of Viracta’s weighted average cost of capital, based upon MTS’s analysis of the cost of capital for Viracta’s publicly traded comparable companies. The tables below show the debt-to-total capital ratio, levered beta and unlevered beta for each such comparable company and the summary of estimated Viracta’s weighted average cost of capital calculations as of November 25, 2020. For each such sensitivity analysis, MTS also calculated the present value of cash flows to be generated by Viracta using the midpoint of the ranges set forth above in this paragraph.

Publicly Traded Comparable Company	Total Debt / Total Capital	Levered Beta	Unlevered Beta
Constellation Pharmaceuticals	2.3%	1.37	1.34
Cardiff Oncology	0.0%	1.16	1.16
Syros Pharmaceuticals	5.2%	1.12	1.07
Calithera Biosciences	0.0%	1.50	1.50
BerGenBio	0.0%	0.82	0.82
Verastem	8.8%	1.20	1.12
NuCana	0.0%	1.31	1.31
Corvus Pharmaceuticals	0.0%	0.95	0.95

	Weight	After-Tax Cost of Capital	Contribution to WACC
Debt Capital	2.0%	5.1%	0.1%
Equity Capital	98.0%	11.8%	11.6%

WACC (rounded to the nearest whole percentage)	12.0%

8.The following disclosure replaces the first full paragraph on page 148 of the proxy statement/prospectus/information. The modified text is underlined below:

Pursuant to an engagement letter agreement, dated as of August 4, 2020, between Sunesis and MTS Health Partners, L.P., Sunesis engaged MTS Health Partners, L.P. to act as its financial advisor in connection with Sunesis’s consideration of certain potential merger and acquisition transactions or similar transactions. As permitted by the terms of the engagement letter and pursuant to MTS Health Partners, L.P.’s internal policies, MTS Securities, LLC, a wholly owned subsidiary of MTS Health Partners, L.P., delivered the MTS Opinion. As compensation for MTS Health Partners, L.P. and its affiliates’ financial advisory services, Sunesis paid a nonrefundable retainer fee of $100,000 in connection with the execution of such engagement letter and paid an additional fee of $400,000 for rendering the MTS Opinion in connection with the Sunesis Board’s consideration of the proposed transaction with Viracta, which fee was not contingent upon the successful completion of the Merger or the conclusion reached in the MTS Opinion. Upon the consummation of the Merger, Sunesis will be obligated to pay to MTS Health Partners, L.P. a fee equal to approximately $2.0 million (up to $500,000 of which may be paid, at Sunesis’s sole discretion, in the form of Sunesis Common Stock), with all fees previously paid by Sunesis pursuant to the engagement letter credited towards such amount, including the fee paid by Sunesis upon delivery of the MTS Opinion. Sunesis has not yet determined whether it plans to pay any of the fee owed MTS Health Partners, L.P. in the form of Sunesis Common Stock, and this determination will be made at Sunesis’s discretion prior to Closing. In addition, Sunesis has agreed to reimburse to MTS Health Partners, L.P. and its affiliates for their reasonable out-of-pocket expenses incurred, and to indemnify MTS Health Partners, L.P. and its related persons for certain liabilities that may arise, in each case, in connection with any of the matters contemplated by the engagement letter.

9.The following disclosure replaces the fourth full paragraph and the two immediately following tables on page 150 of the proxy statement/prospectus/information statement.  The modified text of the fourth full paragraph is underlined below:

The Go-Forward Projections are further adjusted for several additional assumptions, including, among other things, development and regulatory probability of success and expenses adjusted on the basis thereof. These assumptions applied to the Preliminary Analysis and Go-Forward Projections were based on Sunesis management's experience forecasting the commercialization of pre-commercial products on a global scale.

Preliminary Analysis

($ amounts in millions)

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040

Net Sales	-	-	-	$32	$243	$451	$630	$732	$801	$848	$898	$951	$1,007	$1,067	$1,130	$1,197	$1,268	$1,344	$1,424	$1,509
Cost of Goods	-	-	-	(3)	(24)	(45)	(63)	(73)	(80)	(85)	(90)	(95)	(101)	(107)	(113)	(120)	(127)	(134)	(142)	(151)
Royalties Payable	-	-	-	(0)	(4)	(7)	(9)	(11)	(12)	(13)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)	(21)	(23)
Royalties & Milestone Receivables	11	8	-	13	28	16	30	43	26	29	30	31	32	32	14	11	9	8	6	4
Gross Profit	11	8	-	41	244	415	587	691	734	779	824	872	923	976	1,014	1,070	1,132	1,197	1,266	1,339
R&D	(31)	(31)	(31)	(26)	(21)	(15)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)	(10)
SG&A	(9)	(8)	(20)	(24)	(128)	(203)	(236)	(220)	(240)	(254)	(269)	(285)	(302)	(320)	(339)	(359)	(380)	(403)	(427)	(453)
Operating Income	(28)	(32)	(51)	(9)	95	197	341	461	484	515	545	577	611	646	665	701	741	784	829	877

Go-Forward Projections

($ amounts in millions)

	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040

Net Sales	-	-	-	$10	$65	$112	$154	$174	$193	$204	$216	$229	$243	$257	$273	$289	$306	$325	$344	$365
Cost of Goods	-	-	-	(1)	(7)	(14)	(19)	(22)	(24)	(25)	(27)	(28)	(30)	(32)	(34)	(36)	(38)	(40)	(43)	(45)
Royalties Payable	-	-	-	(0)	(1)	(2)	(3)	(3)	(4)	(4)	(4)	(4)	(5)	(5)	(5)	(5)	(6)	(6)	(6)	(7)
Royalties & Milestone Receivables	11	8	-	4	8	5	9	13	8	9	9	9	9	10	4	3	3	2	2	1
Gross Profit (1)	11	8	-	12	65	101	141	162	173	184	194	206	218	230	238	251	266	281	297	314
R&D	(31)	(31)	(31)	(10)	(6)	(5)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

SG&A	(9)	(8)	(20)	(9)	(38)	(61)	(71)	(66)	(72)	(76)	(81)	(85)	(91)	(96)	(102)	(108)	(114)	(121)	(128)	(136)
Operating Income	(28)	(32)	(51)	(7)	21	36	67	93	98	104	111	117	124	131	133	141	149	157	166	176
Net Income (1)	(28)	(32)	(51)	(7)	21	36	67	81	73	78	82	87	92	98	99	104	110	117	123	131
Unlevered Free Cash Flow (2)	($29)	($31)	($48)	($14)	$17	$33	$62	$77	$72	$77	$81	$86	$91	$96	$99	$103	$109	$115	$122	$129

(1) Equal to operating income less taxes, which were assumed to equal 26%.

(2) Unlevered free cash flow is defined as operating income, less taxes, plus depreciation and amortization, less capital expenditures and less changes in net working capital.

10.The following disclosure replaces the last paragraph on page 150 (continuing to the top of page 151) of the proxy statement/prospectus/information statement. The modified text is underlined below:

For purposes of determining the liquidation value of Sunesis, Sunesis’ management provided MTS with the Sunesis Projections, which consisted of the estimated values for the monetization of the Day One Agreement and Sunesis’ equity stake in a privately held company (the “Equity Stake”) and estimated Sunesis net cash before the monetization of the Day One Agreement and the Equity Stake. Due to the preclinical and clinical data produced to date, the competitive landscape among BTK inhibitors, the inherent technical risks of early stage programs as well as the ability to receive milestones and royalties due to development risk with vosaroxin, vecabrutinib, SNS-510 and vosaroxin were not ascribed any value that would be material. Sunesis’ management ascribed a value of approximately $6.4 million to the Day One Agreement based on the following assumptions: (i) gross revenue based on epidemiological build of pediatric brain cancer population; (ii) a peak penetration rate of 30% in the U.S.; and (iii) a 1.0x revenue multiplier applied to U.S. sales to represent rest of world sales. Sunesis’ management also considered the fact that the Day One Agreement included a $2.0 million upfront payment and up to $57.0 million in potential pre-commercialization, event-based milestone payments and mid-single digit percentage royalty payments on future sales of TAK-580, when and if approved and commercialized. In addition, the Equity Stake was valued at $581,100 by Sunesis’ management after applying a discount rate to account for the illiquidity of the equity.

11.The following disclosure replaces the second full paragraph on page 155 of the proxy statement/prospectus/information statement. The modified text is underlined below:

On December 16, 2020, Mr. Misfeldt tendered his resignation as an officer and director of Sunesis, effective as of December 31, 2020. Under the Retention Program and a consulting agreement with Sunesis, subject to his continued service through the closing of the Merger, Mr. Misfeldt will be eligible for an extension of the post-termination exercise period for all options held by him with an exercise price below $10.00 per share until the earlier of the original expiration date of such option or 24 months following the closing of the Merger. Mr. Misfeldt resigned in order to pursue another opportunity. Mr. Misfeldt’s resignation was not the result of any disagreement with Sunesis on any matter, including relating to Sunesis’s finances, accounting, operations, practices or policies.

12.The following disclosure replaces the last paragraph on page 158 of the proxy statement/prospectus/information statement and the carried over and first full paragraph on page 159 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

On January 8, 2021, a lawsuit was filed by a purported stockholder of Sunesis in connection with the proposed merger between Sunesis and Viracta. The lawsuit was brought as a putative class action and captioned James Mooney v. Sunesis Pharmaceuticals, Inc., et al., No. 3:21-cv-00182 (N.D. Cal.) ~~(the “Complaint”)~~. The Mooney ~~C~~complaint names as defendants Sunesis, Merger Sub, Viracta and the members of the Sunesis board. The Mooney ~~C~~complaint alleges claims for breaches of fiduciary duty against the members of the Sunesis board, aiding and abetting breaches of fiduciary duty against Sunesis, Viracta and Merger Sub, violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against all defendants, and violations of Section 20(a) of the Exchange Act against the members of the Sunesis board. The plaintiff contends that the proposed merger between Sunesis and Viracta is unfair and undervalues Sunesis, and that the registration statement on Form S-4 filed on December 22, 2020 omitted or misrepresented material information regarding the proposed merger between Sunesis and Viracta, rendering the registration statement false and misleading. The Mooney ~~C~~complaint seeks injunctive relief, declaratory relief, rescission or rescissory damages, and an award of plaintiffs’ costs, including attorneys’ fees and expenses.

Additional complaints were filed against Sunesis and the Sunesis board on January 14, 15, 16, 19, 21, and 29, 2021 (captioned Hajdini v. Sunesis Pharmaceuticals, Inc., et al., No. 1:21-cv-00359 (S.D.N.Y.); Blomquist v. Sunesis Pharmaceuticals, Inc., et al., No. 21-cv-00225 (E.D.N.Y.); Ciccotelli v. Sunesis Pharmaceuticals, Inc., et al., No. 1:21-cv-00406 (S.D.N.Y.); Zivan v. Sunesis Pharmaceuticals, Inc., et al., No. 1:21-cv-00478 (S.D.N.Y.); Rond v. Sunesis Pharmaceuticals, Inc., et al., No. 1:21-cv-00531 (S.D.N.Y.); Wheeler v. Sunesis Pharmaceuticals, Inc., et al., No. 3:21-cv-00511 (N.D. Cal.); Kubicek v. Sunesis Pharmaceuticals, Inc., et al., No. 3:21-cv-00710 (N.D. Cal.); and Sabina v. Sunesis Pharmaceuticals, Inc., et al., No. 1:21-cv-00860 (S.D.N.Y.)). The Ciccotelli and Sabina complaints additionally assert claims against Viracta and the Merger Sub. All of the complaints allege violations of Section 14(a) and Section 20(a) of the

Exchange Act. The Hajdini complaint additionally asserts a claim for breach of fiduciary duty against the board and interim CEO of Sunesis. All complaints seek injunctive and declaratory relief.

The defendants believe the ~~C~~complaints ~~is~~ are without merit and intend to vigorously defend against them ~~it~~. Additional lawsuits may be filed against Sunesis, Merger Sub, Viracta, and/or the Sunesis directors in connection with the merger and the S-4.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding expected timing, completion and effects of the proposed Merger, and other statements that are not historical facts. Sunesis’s expectations and beliefs regarding these matters may not materialize. Sunesis’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, potential delays in consummating the Merger, and the ability of Sunesis to timely and successfully achieve the anticipated benefits of the Merger.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Sunesis’s most recent filings with the SEC, including Sunesis’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other documents Sunesis has filed, or will file, with the SEC, including the registration statement on Form S-4 that includes the proxy statement/prospectus/information statement, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Sunesis’s Investor Relations page at https://ir.sunesis.com/shareholder-services/contact-ir by clicking on the link titled “SEC Filings.”

The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Sunesis assumes no obligation, and does not intend, to update these forward-looking statements, except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the Merger, Sunesis filed with the SEC the registration statement, which included a document that serves as a prospectus and proxy statement of Sunesis and an information statement of Viracta. The SEC declared the registration statement effective on January 14, 2021, and the proxy statement/prospectus/information statement was first mailed to stockholders of Sunesis and Viracta on or about January 15, 2021. The proxy statement/prospectus/information statement described above contains important information about Sunesis, Viracta, the proposed Merger and related matters. Investors and security holders are urged to read the proxy statement/prospectus/information statement carefully. Investors and security holders may obtain free copies of these documents, and other documents filed with the SEC, by Sunesis through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Sunesis by contacting the Sunesis’s Investor Relations by telephone at 650-266-3784 or by going to Sunesis’s Investor Relations web page at https://ir.sunesis.com/shareholder-services/contact-ir and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The respective directors and executive officers of Sunesis and Viracta may be deemed to be participants in the solicitation of proxies and written consents from the security holders of Sunesis and Viracta, respectively, in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the proxy statement/prospectus/information statement described above. This document is available from Sunesis free of charge as described in the preceding paragraph.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2021

/s/ Parvinder Hyare

Parvinder Hyare

Interim Chief Executive Officer